Exhibit 99.1

CONTACT:    Jon Faulkner
Chief Financial Officer
706-876-5814
jon.faulkner@dixiegroup.com

THE DIXIE GROUP REPORTS 2018 RESULTS,
CONTINUES THE ROLLOUT OF ITS $17 MILLION PROFIT IMPROVEMENT PLAN

DALTON, GEORGIA (March 7, 2019) -- The Dixie Group, Inc. (NASDAQ: DXYN) today reported financial results for the year ended December 29, 2018. For 2018, the Company had net sales of approximately $405,033,000 as compared to $412,462,000 in 2017. The loss from continuing operations for 2018 was $21,479,000 or $1.36 per share, as compared to a loss from continuing operations of approximately $9,322,000 in 2017. On a non-GAAP basis, as shown on the attached schedule, the results from continuing operations would have been a loss of $0.44 per share adjusted for the impact of the Profit Improvement Plan.

Commenting on the results, Daniel K. Frierson, Chairman and Chief Executive Officer, said, “2018 was a year of change for both Dixie and the industry. The industry dynamics have shifted as we have seen the soft floorcovering market shrink in square feet while at the same time we saw the rapid rise of a new market segment with luxury vinyl flooring which has taken market share from all major flooring categories. During this time, we have been shifting our emphasis to include hard surfaces products, primarily luxury vinyl flooring, in our product offering. Our residential business has continued to gain market share as we have expanded our footprint throughout the retail environment. Residentially our operational focus this past year has been on taking advantage of our increased productivity as we lower our labor and other input costs. Beginning in late 2017 when we brought our two commercial floorcovering businesses under the leadership of David Hobbs, we have been methodically combining our operations, culminating with the complete integration of our management, support functions, sales forces and commercial facilities by the end of the first quarter of 2019. Commercially we have been driving our product offering towards solution dyed modular carpet tile while we reorganize the commercial business to bring it into sustained profitability.

The residential business soft surface product line grew by 1.8% while the industry, we believe, was flat. Our hard surface sales tripled during this same time period. In the residential market in 2018, we had our largest product launch ever. We launched over 150 new products for 2018, including 67 carpet styles and 86 hard surface designs. Our focus in 2018 was to enhance our importance to our residential dealer network and to gain retail floor space by broadening our product offering as we expanded our main street commercial and mill branded soft flooring product selection. We are especially pleased with our new Masland eNeRgy in store display with 20 exciting main street commercial products. This high styled main street category was developed by Masland in the mid 2000’s and we are re-invigorating this line with new products, designs and an updated selling vehicle. The eNeRgy line is a complete selection of broadloom and modular carpet tile designed for the commercial market serviced through our network of full service dealers. We began shipment of our new EnVision 6,6™ soft floorcovering collection. This new program is an extension of our Dixie Home product line with nicely styled carpet products at moderate price points to reach a wider range of consumers. These products are made with type 6,6 nylon to ensure the highest quality and performance standards. In addition, we launched the Fabrica wood line, initially with selective distribution in the southeast but later expanded across the United States. The Fabrica collection features “best in class” unique flooring looks including French oak, maple and birch with a style and quality consistent with the high-end quality of Fabrica’s brand. We expanded our luxury vinyl flooring offering and placement by 40% while offering more product selection with both plank and tile offerings in our STAINMASTER® PetProtect® line. For 2019 we are building on the momentum we gained by tripling our residential hard surface business in 2018 with the launch of TruCor™, our new solid polymer core or “SPC” luxury vinyl flooring line. This latest addition to our rigid core luxury vinyl flooring offering is designed to create an extremely durable and waterproof luxury vinyl flooring product with a broader range of price points to meet the needs of various consumers.

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The Dixie Group Reports 2018 Results

March 7, 2019

To facilitate this growth, we are expanding our distribution of hard surface products to our west coast distribution center as well as our east coast service center.

Our results in the commercial market have been impacted by the restructuring we have been undergoing since late 2017. Our commercial product sales for the year were down over 13.2% while the commercial soft floorcovering market, we believe, was down marginally. We expanded our product offering in luxury vinyl flooring with our sales doubling through our Calibrè line of luxury vinyl flooring products. We have introduced a new collection of modular carpet tile products in 2018, such as Top Notch using Thrive® by Universal® Fibers, a solution dyed nylon 6,6 that stands alone as the most environmentally conscious solution-dyed high performance nylon 6,6 carpet fiber in the world with the highest level of recycled material, the lowest CO2 emission and built-in encapsulated stain resistance. As we have merged the two commercial sales forces into Atlas | Masland Contract, we are positioned, with our newly reformulated footprint and complete line of broadloom carpet, modular carpet tile, luxury vinyl flooring and commercial rugs to service our customers with excellent service and cutting edge design from our focused operational facilities dedicated to the commercial marketplace.

Our Profit Improvement Plan has captured the many efforts we have implemented to improve operations during 2018. We began the structural consolidation of our commercial business with the closure of the Chickamauga tufting plant as we moved the equipment to other facilities. This plant closure, complete at the end of 2018, lowered our cost and improved our response time to this segment of the marketplace. We began the process of exiting our Commerce, California Atlas tufting facilities this past fall, and will be completely out of those commercial tufting operations by the end of the first quarter of 2019. The bulk of the Atlas equipment was transferred to our Atmore, Alabama commercial tufting operation with various other items moved to our Santa Ana, California and Eton, Georgia operations. We moved our commercial rug operation and commercial samples support function from California to our Saraland facility near Mobile, Alabama. We reduced our staffing to better match production to meet our demand in our Atmore, Eton, Adairsville and Roanoke facilities as we were able to take advantage of the increased productivity of our associates in these operations. In addition to the physical movement of equipment and inventory, we consolidated our commercial design functions in Saraland as well as consolidated our entire sales support functions. Our sales forces were merged to create Atlas | Masland Contract, now equipped with a much broader product line and providing modular carpet tile, broadloom carpet, luxury vinyl flooring, and commercial wool and nylon rugs. This combined sales force has the added benefit of not only a broad product line but distinct design capabilities in custom products as well. We have done a department by department review of all of our operations and functions within the Company, from sales through manufacturing. Though we are sad to lose many fine members of the Dixie team, we feel we are stronger after having reduced our headcount by over 330 associates, or 17% of our workforce, from the beginning of 2018 through the first quarter of 2019. During this process we have identified many cost reductions from marketing through operational support functions and will continue to cut costs wherever advantageous,” Frierson concluded.

Our gross profit margin for the year was 21.5% for 2018, down from 24.5% in 2017. Our gross profit was negatively impacted by $2.7 million in inventory write downs taken during the year as part of our Profit Improvement Plan (‘the Plan”). Our selling and administrative expenses for the year were 22.8% of net sales, a decrease of 0.5 percentage points from our level of 23.3% in 2017. Despite this difficult year from a profitability perspective, we have put in place the foundation of operational capabilities that should benefit us in the future. Our combined expenses of the Plan, including inventory write downs, restructuring and severance expenses and related asset impairments were $9.2 million during 2018. However, our total cost reductions, on an annualized basis, are over $17 million once fully implemented during 2019. Our testing of goodwill resulted in a full impairment of the value of the asset, resulting in a $3.4 million charge. We have now written off all of our intangible and goodwill assets.
Our receivables decreased $3.9 million as compared to the end of the year in 2017, primarily due to our reduction in sales for the period. Net inventories declined $8.5 million during the year. Our accounts payable and accrued expenses declined by $1.3 million. Our capital expenditures for the full year of 2018 were $4.1 million and are planned for 2019 at a maintenance level of approximately $6.0 million. Interest expense of $6.5 million was up due to higher interest rates from a year ago. Our debt decreased by $5.2 million during the year. Our availability was $15.4 million under our bank lines of credit at year end.

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The Dixie Group Reports 2018 Results

March 7, 2019

Our floorcovering sales for the first 9 weeks of the quarter are down high-single digits versus the same period in 2018. Our orders, however, are only slightly behind compared to this same period last year. We are pleased with the progress we are making with our Profit Improvement Plan and anticipate the bulk of the savings to be in place by the third quarter of 2019.
A listen-only Internet simulcast and replay of Dixie's conference call may be accessed with appropriate software at the Company's website at www.thedixiegroup.com. The simulcast will begin at approximately 10:00 a.m. Eastern Time on March 7, 2019. A replay will be available approximately two hours later and will continue for approximately 30 days. If Internet access is unavailable, a telephonic conference will be available by dialing (877) 355-1003 and entering 4773569 at least 10 minutes before the appointed time. A seven-day telephonic replay will be available two hours after the call ends by dialing (855) 859-2056 and entering 4773569 when prompted for the access code. The Dixie Group (www.thedixiegroup.com) is a leading marketer and manufacturer of carpet and rugs to higher-end residential and commercial customers through the Fabrica International, Masland Carpets, Dixie Home, Atlas | Masland Contract and Dixie International brands.

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management and the Company at the time of such statements and are not guarantees of performance. Forward-looking statements are subject to risk factors and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Such factors include the levels of demand for the products produced by the Company. Other factors that could affect the Company's results include, but are not limited to, raw material and transportation costs related to petroleum prices, the cost and availability of capital, integration of acquisitions, ability to attract, develop and retain qualified personnel and general economic and competitive conditions related to the Company's business. Issues related to the availability and price of energy may adversely affect the Company's operations. Additional information regarding these and other risk factors and uncertainties may be found in the Company's filings with the Securities and Exchange Commission. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

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The Dixie Group Reports 2018 Results

March 7, 2019

THE DIXIE GROUP, INC.
Consolidated Condensed Statements of Operations
(unaudited; in thousands, except earnings per share)

	Three Months Ended		Twelve Months Ended
	December 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017
		(As Adjusted)		(As Adjusted)
NET SALES	$98,175	$105,084	$405,033	$412,462
Cost of sales	79,795	82,315	318,042	311,249
GROSS PROFIT	18,380	22,769	86,991	101,213
Selling and administrative expenses	22,518	22,386	92,473	96,189
Other operating expense, net	37	357	458	441
Facility consolidation and severance expenses, net	2,230	634	3,167	636
Impairment of assets	6,360	—	6,709	—
OPERATING INCOME (LOSS)	(12,765)	(608)	(15,816)	3,947
Interest expense	1,651	1,535	6,491	5,739
Other expense, net	5	1	3	21
Loss from continuing operations before taxes	(14,421)	(2,144)	(22,310)	(1,813)
Income tax provision (benefit)	(721)	7,283	(831)	7,509
Loss from continuing operations	(13,700)	(9,427)	(21,479)	(9,322)
Income (loss) from discontinued operations, net of tax	1	(69)	95	(233)
NET LOSS	$(13,699)	$(9,496)	$(21,384)	$(9,555)

BASIC EARNINGS (LOSS) PER SHARE:
Continuing operations	$(0.87)	$(0.60)	$(1.36)	$(0.59)
Discontinued operations	(0.00)	(0.00)	0.01	(0.01)
Net loss	$(0.87)	$(0.60)	$(1.35)	$(0.60)

DILUTED EARNINGS (LOSS) PER SHARE:
Continuing operations	$(0.87)	$(0.60)	$(1.36)	$(0.59)
Discontinued operations	(0.00)	(0.00)	0.01	(0.01)
Net loss	$(0.87)	$(0.60)	$(1.35)	$(0.60)

Weighted-average shares outstanding:
Basic	15,792	15,707	15,764	15,699
Diluted	15,792	15,707	15,764	15,699

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The Dixie Group Reports 2018 Results

March 7, 2019

THE DIXIE GROUP, INC.
Consolidated Condensed Balance Sheets
(in thousands)

	December 29, 2018	December 30, 2017
ASSETS	(Unaudited)	(As Adjusted)
Current Assets
Cash and cash equivalents	$18	$19
Receivables, net	42,542	46,480
Inventories, net	105,195	113,657
Prepaid expenses	5,204	4,669
Total Current Assets	152,959	164,825

Property, Plant and Equipment, Net	84,111	93,785
Goodwill and Other Intangibles	—	5,850
Other Assets	15,708	19,447
TOTAL ASSETS	$252,778	$283,907

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$17,779	$18,541
Accrued expenses	30,852	$31,360
Current portion of long-term debt	7,794	9,811
Total Current Liabilities	56,425	59,712

Long-Term Debt	120,251	123,446
Other Long-Term Liabilities	17,118	21,486
Stockholders' Equity	58,984	79,263
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$252,778	$283,907

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The Dixie Group Reports 2018 Results

March 7, 2019

Use of Non-GAAP Financial Information:
(in thousands)

The Company believes that non-GAAP performance measures, which management uses in evaluating the Company's business, may provide users of the Company's financial information with additional meaningful bases for comparing the Company's current results and prior period results, as these measures reflect factors that are unique to one period relative to the comparable period. However, the non-GAAP performance measures should be viewed in addition to, not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States. In considering our supplemental financial measures, investors should bear in mind that other companies that report or describe similarly titled financial measures may calculate them differently. Accordingly, investors should exercise appropriate caution in comparing our supplemental financial measures to similarly titled financial measures reported by other companies.

Non-GAAP Summary

	Three Months Ended	Twelve Months Ended
	December 29, 2018	December 29, 2018
Net loss as reported	$(13,699)	$(21,384)
Income from discontinued operations	1	95
Loss from continuing operations	(13,700)	(21,479)
Unusual worker's compensation	—	450
Legal settlement	—	1,514
Inventory write-off related to Profit Improvement Plan	1,738	2,701
Facility consolidation and severance expenses, net	2,230	3,167
Impairment of assets	815	1,164
Impairment of goodwill and intangibles	5,545	5,545
Loss from continuing operations	$(3,372)	$(6,938)
Diluted shares	15,792	15,764
Adjusted loss per diluted share	$(0.21)	$(0.44)

Further non-GAAP reconciliation data are available at www.thedixiegroup.com under the Investor Relations section.

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